UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):      January 19, 2008
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

One Main Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)
Registrant’s telephone number, including area code:      (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
          On January 19, 2008, we entered into an agreement and plan of merger (the “Merger Agreement”) among eShopperTools.com, Inc. ( also known as “CleverSet”), our wholly-owned subsidiary Einstein Acquisition Corp., certain stockholders of CleverSet and Scott Anderson, as stockholder representative. A copy of the Merger Agreement is filed as Exhibit 10.1 to this current report and incorporated herein by reference.
          Under the terms of the Merger Agreement, we will acquire CleverSet for approximately ten million dollars ($10,000,000) in cash. The base consideration may be increased or decreased as a result of closing adjustments described in the merger agreement, including an adjustment based on CleverSet’s working capital at closing.
          The Merger Agreement also contains representations, warranties and covenants customary for transactions of this size and nature. The closing of the transaction is subject to customary closing conditions, including the approval of CleverSet’s stockholders, and is expected to occur in the current quarter.
          The Merger Agreement contains representations and warranties that we, CleverSet and the principal stockholders of CleverSet made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between us, CleverSet and its stockholders and are subject to important qualifications and limitations agreed to by us and CleverSet in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete characterizations of the actual state of facts as of any specified date, since they are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to investors in our common stock and were used for the purpose of allocating risk between the us and the stockholders of CleverSet, rather than establishing matters as facts.
Item 9.01   Financial Statements and Exhibits.
          (d)   Exhibits.
See the Exhibit Index attached to this Report.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: January 25, 2008	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title
10.1	Agreement and Plan of Merger dated January 19, 2008 by and among Art Technology Group, Inc., Einstein Acquisition Corp., eShopperTools.com, Inc., Scott Anderson, as stockholder representative, and the principal stockholders identified on Schedule I thereto (without exhibits).